Exhibit 5.1

Law Offices 600 Anton Blvd, Suite 1400 Costa Mesa, CA 92626-7689 714.427.7000 714.427.7799 (Fax) www.swlaw.com	Albuquerque boise Dallas Denver Las Vegas Los Angeles Los Cabos Orange County Phoenix portland RENO Salt Lake City san diego seattle Tucson Washington DC

March 24, 2023

RVeloCITY, Inc., dba RVnGO

2801 E. Camelback Road, Suite 200

Phoenix, Arizona 85016

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-269216) (the “Registration Statement”) of RVeloCITY, Inc., a Delaware corporation dba RVnGO (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on January 13, 2023, as subsequently amended on March 24, 2023, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of:

(i) an aggregate of up to 3,833,333 shares (the “Primary Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”); and

(ii) the proposed resale from time to time by the selling stockholders named in the Resale Prospectus (as defined below) of:

(a) 600,000 shares of Class A Common Stock (the “Selling Stockholders Shares”);

(b) up to 268,333 shares of Class A Common Stock issuable upon the exercise of warrants (the “Boustead Underwriter Warrants”) to be issued to Boustead Securities, LLC, as the representative of the underwriters (“Boustead”), following the closing of the Company’s initial public offering of the Primary Shares (the “Boustead Underwriter Warrant Shares”);

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(c) up to 50,050 shares of Class A Common Stock issuable upon the exercise of the Boustead Convertible Note Warrants (as defined in the Registration Statement) issued to Boustead (the “Boustead Convertible Note Warrant Shares”);

(d) up to 56,933 shares of Class A Common Stock issuable upon the exercise of the Boustead Bridge Warrants (as defined in the Registration Statement) to be issued to Boustead following the closing of the Company’s initial public offering of the Primary Shares (the “Boustead Bridge Warrant Shares”); and

(e) up to 1,626,663 shares of Class A Common Stock issuable upon the exercise of the Bridge Warrants (as defined in the Registration Statement) issued to the selling stockholders (other than Boustead) (the “Bridge Warrant Shares”).

The term “Primary Shares” shall include any additional shares of Class A Common Stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

The Selling Stockholders Shares, the Boustead Underwriter Warrant Shares, the Boustead Convertible Note Warrant Shares, the Boustead Bridge Warrant Shares and the Bridge Warrant Shares shall be referred to herein, collectively, as the “Selling Stockholders Securities.”

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

A. the certificate of incorporation of the Company, as certified by the Secretary of State of the State of Delaware as of a recent date;

B. the bylaws that the Company, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof;

C. the Registration Statement, together with the exhibits filed as part thereof;

D. the preliminary prospectus with respect to the Primary Shares, dated March 24, 2023, prepared in connection with the Registration Statement (the “Prospectus”);

E. the preliminary prospectus with respect to the Selling Stockholders Securities, dated March 24, 2023, prepared in connection with the Registration Statement (the “Resale Prospectus”);

F. the underwriting agreement to be entered into by and between the Company and Boustead, in the form filed as an exhibit to the Registration Statement (the “Underwriting Agreement”);

G. a specimen certificate evidencing the Company’s Class A common stock;

H. the forms of the Boustead Underwriter Warrants, the Boustead Convertible Note Warrants, the Boustead Bridge Warrants and the Bridge Warrants, in each case, filed as exhibits to the Registration Statement;

I. resolutions of the Company’s board of directors (the “Board”) provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Registration Statement and the registration, issuance and sale of the Primary Shares pursuant to the Registration Statement and the Prospectus, (ii) the issuance of the Selling Stockholders Securities, (iii) the Underwriting Agreement and (iv) other actions with regard thereto; and

J. such other documents we deemed necessary in order to issue the opinions below.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies and the legal capacity of all persons or entities executing the same.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of such information or to determine the existence or non-existence of any other factual matters.

We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance, and the delivery of any Primary Shares, the Registration Statement will have been declared effective under the Securities Act, and that such registration will not have been modified or rescinded.

Based upon and subject to the assumptions, qualifications and limitations set forth in this opinion letter, we are of the opinion that:

1. When (i) the Board, or a duly authorized committee of the Board, determines the price per share of the Primary Shares, and (ii) upon payment and delivery in accordance with the Underwriting Agreement approved by the Board, or a duly authorized committee of the Board, the Primary Shares will have been duly authorized and will be validly issued, fully paid and nonassessable.

2. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

3. The Boustead Underwriter Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered by the Company upon exercise of the Boustead Underwriter Warrants pursuant to the terms provided for therein, will be validly issued, fully paid and nonassessable.

4. The Boustead Convertible Note Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered by the Company upon exercise of the Boustead Convertible Note Warrants pursuant to the terms provided for therein, will be validly issued, fully paid and nonassessable.

5. The Boustead Bridge Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered by the Company upon exercise of the Boustead Bridge Warrants pursuant to the terms provided for therein, will be validly issued, fully paid and nonassessable.

6. The Bridge Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered by the Company upon exercise of the Bridge Warrants pursuant to the terms provided for therein, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement, each of the Prospectus and the Resale Prospectus constituting a part thereof and any amendments thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Primary Shares and the Selling Stockholders Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Snell & Wilmer L.L.P.